Contract No. MDI03002

MDI SOLUTIONS

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                                  EXHIBIT 10.9
                                  ------------

                        MDI SOLUTIONS SERVICES AGREEMENT
                        --------------------------------

                           INTERFACE SUPPORT SERVICES
                           --------------------------

THIS AGREEMENT is made as of the 18th day of March, 2003, between MEDICAL DATA INTEGRATION SOLUTIONS ("MDI Solutions", a division of Springboard Technology Solutions Inc.) and ST. JOSEPH'S HEALTH CENTRE ("Customer"),

WHEREAS:
     a)   MDI Solutions provides professional services on a contractual basis;
          and
     b) Customer desires to have MDI Solutions provide certain professional services.

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   TERM

     The term of this Agreement is from June 12th, 2003 to June 11th, 2004.

2.   SERVICES

     a) MDI Solutions agrees to perform the services set out in Schedule 1 (the "Services").
     b) MDI Solutions reserves the right to determine which of its personnel will be assigned to perform the Services, and to replace or reassign such personnel during the term of this agreement acting reasonably. Subject to scheduling and staffing considerations, MDI Solutions will use reasonable efforts to honor Customer's request for specific individuals.

3.   CHARGES

     a) In consideration for the provision of the Services, Customer agrees to pay MDI Solutions the Charges set out in Schedule 1.
     b) MDI Solutions reserves the right to increase the Charges within the Consumer Price Index no more than once annually, upon 30 days prior written notice.
     c) Customer is responsible for and will pay all relevant sales, excise, customs, withholding and goods and services taxes.
     d)   Payments are due within 30 days of receipt of invoice by Customer.

4.   CONFIDENTIALITY

     All Customer data and information shall at all times be treated as confidential and safeguarded by MDI Solutions from unauthorized disclosure or use except as permitted under this Agreement.

5.   OWNERSHIP

     Any copyright and other intellectual property rights (including moral rights) in any computer program, code or materials which are developed by MDI Solutions at the specific direction of Customer and are provided to Customer during the term of this Agreement shall be owned jointly by Customer and MDI Solutions. Customer agrees that it will not at any time sell, market, license or otherwise make available anything developed or created by or from the Services, to any entity or person without MDI Solutions' prior written consent.

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6.   TERMINATION

     a) Either party may terminate this Agreement upon 30 days written notice at any time.
     b) If a party is in breach of any material provision of this Agreement and such breach is not remedied within 10 days of receipt of written notice of such breach from the non-breaching party, the non-breaching party may terminate this Agreement.
     c) Customer will pay charges accrued up to the effective date of termination, as well as any reasonable non-refundable expenses already incurred by MDI Solutions prior to the terminate notice. Customer also agrees that all charges and other amounts paid to MDI Solutions prior to the effective date of termination are non-refundable.

7.   EMPLOYEES

     During the term of this Agreement and for a period of 12 months thereafter:
     a) MDI Solutions agrees not to recruit or contract with, either directly or through a third party, any Customer personnel unless a specific request in writing is made to Customer and subsequently authorized, acting reasonably; and,
     b) Customer agrees not to recruit or contract with, either directly or through a third party, any MDI Solutions personnel unless a specific request in writing is made to MDI Solutions and subsequently authorized, acting reasonably.

8.   WARRANTY

     a) MDI Solutions warrants to Customer (1) that it is authorized to enter into this Agreement, (2) that the Services performed under this Agreement will be performed using reasonable skill and care.
     b) EXCEPT FOR THE WARRANTIES CONTAINED HEAREIN, MDI SOLUTIONS DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES, OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND INFRINGEMENT AND THOSE ARISING FROM STATUTE OR OTHERWISE IN LAW OR FROM THE COURSE OF DEALING OR USAGE OF TRADE. MDI SOLUTIONS DOES NOT REPRESENT OR WARRANT THAT ANYTHING PRODUCED BY OR FROM THE SERVICES WILL MEET ANY OR ALL OF CUSTOMER'S PARTICULAR REQUIREMENTS, THAT ITS OPERATION WILL BE ERROR-FREE OR UNINTERRUPTED AND THAT ALL PROGRAMMING ERRORS IN THE SOFTWARE CAN BE FOUND OR CORRECTED, UNLESS OTHERWISE SET OUT IN THIS AGREEMENT.

9.   LIMITATION OF LIABILITY

     In the event of damages caused by the direct actions of MDI Solutions, MDI Solutions's maximum liability to Customer will be limited to direct damages, not to exceed the total Charges paid by Customer to MDI Solutions under this Agreement. In any event MDI Solutions will not be liable for consequential damages or losses incurred by third parties.

10. This Agreement shall be governed and interpreted in accordance with the laws of the province of Ontario.

11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are not representations, warranties, forms, conditions, undertaking or collateral agreements, express, implied or statutory between

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                                                           Contract No. MDI03002

MDI SOLUTIONS

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     the parties other than as expressly set forth in this Agreement, and duly executed Schedules and Addendums hereto.

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                                                           Contract No. MDI03002

MDI SOLUTIONS

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                                   SCHEDULE 1

                                    SERVICES


1.   SCOPE

     MDI Solutions will provide ongoing __----------------------------   as
     noted in Schedule 2 of this Agreement, (the "Interfaces").

2.   MDI SOLUTIONS RESPONSIBILITIES

     MDI Solutions will provide interface support services including:

     a) MDI Solutions will implement its "MD Eye" automated monitoring application and related alert mechanisms for Customer. This application will monitor all interfaces specified in Schedule 2 of this Agreement and subsequent addendums thereto.
     b) MDI Solutions will provide on-call pager support to Customer's technical staff seven (7) days per week, twenty-four (24) hours per day. MDI Solutions will respond to pages placed by Customer's technical staff or automated monitoring mechanisms within one (1) hour. On-site response, if necessary and approved by Customer, will be within four (4) hours of receipt of the call. Should a correction to the Interfaces be required, MDI will begin problem resolution immediately, subsequent to the above-noted response times.
     c) Monthly activity reports detailing all issues, problems and corrections from the previous month concerning the Interfaces.

3.   CUSTOMER'S RESPONSIBILITIES

     a) Customer will identify a contact person (or persons) who will be responsible for requesting and coordinating the services provided under this Schedule, and who has the authority to authorize MDI Solutions to proceed with on-site corrections or modifications to the Interfaces in the event of a problem.
     b)   Customer is responsible to:
          i) support interface elements including host system hardware and software components;
          ii) define and schedule parameters for work including satisfactory downtime windows;
          iii) communicate to MDI Solutions, the "failure thresholds" for each supported Interface;
          iv)   provide appropriate access (via physical and network means) to interface components to facilitate problem resolution;
          v)    provide appropriate logical access (i.e. IDs and Passwords) to interface components to facilitate problem resolution;
          vi)   maintain software licenses and maintenance for all applications;
          vii) support and manage all internal hospital network components including those used by Interfaces.

4.   EXCLUDED SERVICES

     a) Support of any interfaces not listed on Schedule 2 (the "Interfaces") or addendums thereto.
     b) Development of new interfaces. Such work may, upon mutual agreement by both parties, be provided under a separate signed contract.

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                                                           Contract No. MDI03002

MDI SOLUTIONS

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5.   ADDRESSES OF PARTIES

     All correspondence, invoices and payments shall be sent to the following addresses:

MDI SOLUTIONS:  MDI Solutions             CUSTOMER:  St. Joseph's Health Centre
                2275 Lakeshore Blvd West             30 The Queensway
                Suite 401                            Toronto, Ontario
                Toronto, Ontario                     M6R 1B5
                M8V 3Y3                              Attention:
                Attention: Kevin Birch

6.   CHARGES

     The Charges for the Services are as follows:

     a) ------- per month, payable in advance, derived from schedule 2 of this contract according to the following:

                =====  per standard ======  interface per month.
                =====per non-standard =====  per month.

     b) A charge of ====== per hour, payable monthly in arrears, for all technical support assistance during normal business hours of 9:00 a.m. to 5:00 p.m. Work outside of normal business hours will be charged at time and a half. Response to a support issue that requires less than fifteen (15) minutes of effort to resolve will NOT be billed to the Customer.

     c) All reasonable travel, accommodation, and meals expenses related to delivery of the Services are charged at cost, and are not to exceed ==== on a given day without prior consent from Customer. MDI Solutions will submit to Customer all supporting documentation sufficient to substantiate such expenses. MDI further agrees that if an overnight stay is required for delivery of the Services it will use the Customer's preferred accommodation of the Four Points Sheraton on Lakeshore Blvd West in Toronto.




CUSTOMER                                MDI SOLUTIONS


By:                                     By:
   -------------------------------         -------------------------------
Name:                                   Name:    Kevin Birch
Title:                                  Title:   President
Date:                                   Date:

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                                                           Contract No. MDI03002

MDI SOLUTIONS

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                                   SCHEDULE 2
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CUSTOMER                                MDI SOLUTIONS



By:                                     By:
   -------------------------------         -------------------------------
Name:                                   Name:    Kevin Birch
Title:                                  Title:   President
Date:                                   Date:

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